Exhibit 99.1

NEWS RELEASE

STEWART INFORMATION SERVICES CORP. P.O. Box 2029 Houston, Texas 77252-2029 www.stewart.com	CONTACT Kathryn Bass / Brian Glaze Investor Relations (713) 625-8633

Stewart Reports Third Quarter 2025 Results

•	Total revenues of $796.9 million ($791.3 million on an adjusted basis) compared to $667.9 million ($663.2 million on an adjusted basis) in the prior year quarter

•	Net income of $44.3 million ($46.7 million on an adjusted basis) compared to net income of $30.1 million ($33.1 million on an adjusted basis) in the prior year quarter

•	Diluted EPS of $1.55 ($1.64 on an adjusted basis) compared to prior year quarter diluted EPS of $1.07 ($1.17 on an adjusted basis)

HOUSTON, October 22, 2025 - Stewart Information Services Corporation (NYSE: STC) today reported net income attributable to Stewart of $44.3 million ($1.55 per diluted share) for the third quarter 2025, compared to net income attributable to Stewart of $30.1 million ($1.07 per diluted share) for the third quarter 2024. On an adjusted basis, net income for the third quarter 2025 was $46.7 million ($1.64 per diluted share) compared to net income of $33.1 million ($1.17 per diluted share) in the third quarter 2024. Pretax income before noncontrolling interests for the third quarter 2025 was $61.2 million ($64.5 million on an adjusted basis) compared to $42.8 million ($46.8 million on an adjusted basis) for the third quarter 2024.

Third quarter 2025 results included $5.6 million of pretax net realized and unrealized gains, primarily driven by $4.3 million of net unrealized gains on fair value changes of equity securities investments and a $1.2 million realized gain on a sale of real property. Third quarter 2024 results included $4.7 million of pretax net realized and unrealized gains, primarily related to net unrealized gains on fair value changes of equity securities investments.

“I am proud of our third quarter results as they demonstrate our momentum,” commented Fred Eppinger, chief executive officer. “We are committed to growth across all business lines and are thoughtful in our operational management. The combination of these efforts allowed us to deliver solid third quarter results, even as the broad housing environment remains subdued relative to historic norms.”

Selected Financial Information

Summary results of operations are as follows (dollars in millions, except per share amounts, pretax margin and adjusted pretax margin, and amounts may not add as presented due to rounding):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total revenues	796.9	667.9	2,131.1	1,824.5
Pretax income before noncontrolling interests	61.2	42.8	113.8	78.9
Income tax expense	(13.0)	(9.1)	(24.6)	(18.0)
Net income attributable to noncontrolling interests	(3.9)	(3.6)	(10.0)	(10.4)
Net income attributable to Stewart	44.3	30.1	79.3	50.6
Non-GAAP adjustments, after taxes*	2.4	3.0	12.4	12.3
Adjusted net income attributable to Stewart*	46.7	33.1	91.6	62.8
Pretax margin	7.7%	6.4%	5.3%	4.3%
Adjusted pretax margin*	8.1%	7.1%	6.2%	5.3%
Net income per diluted Stewart share	1.55	1.07	2.79	1.80
Adjusted net income per diluted Stewart share*	1.64	1.17	3.23	2.24

*Adjusted net income, adjusted pretax margin and adjusted net income per diluted share are non-GAAP measures. See Appendix A for explanation and reconciliation of non-GAAP adjustments.

Title Segment

Summary results of the title segment are as follows (dollars in millions, except pretax margin and adjusted pretax margin):

	Quarter Ended September 30,
	2025	2024	% Change
Operating revenues	659.9	553.3	19%
Investment income	14.8	13.6	9%
Net realized and unrealized gains	4.2	4.8	(11)%
Pretax income	62.0	45.0	38%
Non-GAAP adjustments to pretax income*	(1.2)	(1.6)
Adjusted pretax income*	60.8	43.4	40%
Pretax margin	9.1%	7.9%
Adjusted pretax margin*	9.0%	7.7%

* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for explanation and reconciliation of non-GAAP adjustments.

Title segment operating revenues in the third quarter 2025 increased $106.6 million (19 percent), driven by revenue improvement of $29.0 million (11 percent) and $77.6 million (28 percent) from our direct and agency title operations, respectively, compared to the third quarter 2024. Total segment operating expenses increased $90.3 million (17 percent) compared to the prior year quarter, primarily due to $65.5 million (28 percent) increased agency retention expenses, consistent with the gross agency revenue increase, and $27.0 million (10 percent) higher combined employee costs and other operating expenses, primarily due to increased incentive compensation, outside search and service expenses and premium taxes consistent with higher title revenues, and higher salaries expense related to increased employee count. As a percentage of operating revenues, total employee costs and other operating expenses for the title segment improved to 44 percent in the third quarter 2025 compared to 47 percent in the third quarter 2024, primarily due to increased title operating revenues.

Title loss expense in the third quarter 2025 decreased by $1.7 million (8 percent) compared to the prior year quarter, primarily driven by our continued overall favorable claims experience. As a percentage of title operating revenues, the title loss expense improved to 3.0 percent in the third quarter 2025 compared to 3.8 percent in the third quarter 2024.

Investment income improved 9 percent in the third quarter 2025 compared to the prior year quarter, primarily driven by higher earned interest income from eligible escrow balances. Net realized and unrealized gains presented above were primarily related to net unrealized gains on fair value changes of equity securities investments. In addition to these net realized and unrealized gains, the title segment’s adjusted pretax income included other non-GAAP adjustments of $3.0 million and $3.2 million for the third quarters 2025 and 2024, respectively, primarily driven by acquisition intangible asset amortization and related expenses (refer to Appendix A for details).

Direct title revenues information is presented below (dollars in millions):

	Quarter Ended September 30,
	2025	2024	% Change
Non-commercial:
Domestic	176.8	168.2	5%
International	32.5	29.0	12%
	209.3	197.2	6%
Commercial:
Domestic	79.1	67.4	17%
International	11.3	6.1	85%
	90.4	73.5	23%
Total direct title revenues	299.7	270.7	11%

Domestic commercial revenues improved by $11.7 million (17 percent) in the third quarter 2025, primarily due to increased commercial closed transactions, while domestic non-commercial revenues increased $8.6 million (5 percent), primarily driven by improved purchase and refinancing closed transactions compared to the prior year quarter. Average domestic commercial fee per file for the third quarter 2025 was $17,700, which was comparable to the prior year quarter, while average domestic residential fee per file was $3,200, or 6 percent higher than the third quarter 2024. Total international revenues improved by $8.7 million (25 percent) in the third quarter 2025, primarily driven by overall increased volumes and larger commercial transactions compared to the prior year quarter.

Real Estate Solutions Segment

Summary results of the real estate solutions segment are as follows (dollars in millions, except pretax margin and adjusted pretax margin):

	Quarter Ended September 30,
	2025	2024	% Change
Total revenues	116.6	96.4	21%
Pretax income	7.3	7.4	(1)%
Non-GAAP adjustments to pretax income*	5.9	5.5
Adjusted pretax income*	13.2	12.9	2%
Pretax margin	6.2%	7.7%
Adjusted pretax margin*	11.3%	13.4%

* Adjusted pretax income and adjusted pretax margin are non-GAAP financial measures. See Appendix A for an explanation and reconciliation of non-GAAP adjustments.

Segment operating revenues improved by $20.3 million (21 percent) in the third quarter 2025 compared to the third quarter 2024, primarily driven by our credit information and valuation services businesses and a recently acquired real estate information services provider. Combined employee costs and other operating expenses in the third quarter 2025 increased $19.8 million (24 percent), primarily resulting from increased costs of services related to higher revenues and higher employee costs supporting revenue growth. Non-GAAP adjustments to pretax income shown in the schedule above were related to acquisition intangible asset amortization expenses (refer to Appendix A).

Corporate Segment

Net expenses attributable to corporate operations totaled $9.5 million for both the third quarters 2025 and 2024, while the segment recorded net realized gains of $1.4 million in the third quarter 2025, primarily resulting from a sale of real property.

Expenses

Consolidated employee costs in the third quarter 2025 increased $17.4 million (9 percent) compared to the third quarter 2024, primarily driven by higher salaries and employee benefits expenses resulting from a 9 percent higher average employee count. As a percentage of total operating revenues, consolidated employee costs in the third quarter 2025 improved to 27.2 percent compared to 29.8 percent in the prior year quarter, primarily due to higher operating revenues in the third quarter 2025.

Consolidated other operating expenses increased $29.5 million (19 percent), primarily resulting from higher real estate solutions service expenses and title outside search and premium tax expenses related to overall revenue growth in the third quarter 2025 compared to the prior year quarter. As a percentage of total operating revenues, third quarter 2025 consolidated other operating expenses was 23.8 percent, which was comparable to 24.0 percent from the prior year quarter.

Other

Net cash provided by operations improved by $16.5 million to $92.6 million in the third quarter 2025, compared to $76.1 million in the third quarter 2024, primarily driven by the higher net income in the third quarter 2025.

Third Quarter Earnings Call

Stewart will hold a conference call to discuss the third quarter 2025 earnings at 8:30 a.m. Eastern Time on Thursday, October 23, 2025. To participate, dial 800-267-6316 (USA) or 203-518-9783 (International) – access code STCQ325. Additionally, participants can listen to the conference call through Stewart’s Investor Relations website at https://investors.stewart.com/news-and-events/events/default.aspx. The conference call replay will be available from 11:00 a.m. Eastern Time on October 23, 2025 until midnight on October 30, 2025 by dialing (800) 839-9815 (USA) or (402) 220-2190 (International).

About Stewart

Stewart (NYSE-STC) is a global real estate services company, offering products and services through our direct operations, network of Stewart Trusted Providers™ and family of companies. From residential and commercial title insurance and closing and settlement services to specialized offerings for the mortgage and real estate industries, we offer the comprehensive service, deep expertise and solutions our customers need for any real estate transaction. At Stewart, we are dedicated to becoming the premier title services company and we are committed to doing so by partnering with our customers to create mutual success. Learn more at stewart.com.

Cautionary statement regarding forward-looking statements. Certain statements in this press release are "forward-looking statements", including statements related to Stewart’s future business plans and expectations, including our plans to achieve market growth and pretax margin improvements. Forward-looking statements, by their nature, are subject to various risks and uncertainties that could cause our actual results to differ materially. Such risks and uncertainties include the volatility of general economic conditions, including economic changes that may result from new or increased tariffs, trade restrictions or geopolitical tensions, and adverse changes in the level of real estate activity, as well as a number of other risk and uncertainties discussed in detail in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024, and if applicable, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K filed subsequently. We expressly disclaim any obligation to update, amend or clarify any forward-looking statements contained in this press release to reflect events or circumstances that may arise after the date hereof, except as may be required by applicable law.

ST-IR

STEWART INFORMATION SERVICES CORPORATION

CONDENSED STATEMENTS OF INCOME

(In thousands of dollars, except per share amounts and except where noted)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Title revenues:
Direct title	299,690	270,706	822,631	736,774
Agency title	360,186	282,549	928,989	764,081
Real estate solutions	116,607	96,346	326,334	271,561
Total operating revenues	776,483	649,601	2,077,954	1,772,416
Investment income	14,819	13,626	43,733	40,833
Net realized and unrealized gains	5,614	4,714	9,394	11,238
	796,916	667,941	2,131,081	1,824,487
Expenses:
Amounts retained by agencies	299,523	233,980	773,012	634,083
Employee costs	211,221	193,862	605,240	545,987
Other operating expenses	185,165	155,646	519,605	444,890
Title losses and related claims	19,546	21,282	58,701	59,754
Depreciation and amortization	15,391	15,480	45,863	46,062
Interest	4,898	4,899	14,812	14,768
	735,744	625,149	2,017,233	1,745,544
Income before taxes and noncontrolling interests	61,172	42,792	113,848	78,943
Income tax expense	(12,975)	(9,123)	(24,600)	(17,999)
Net income	48,197	33,669	89,248	60,944
Less net income attributable to noncontrolling interests	3,938	3,573	9,990	10,375
Net income attributable to Stewart	44,259	30,096	79,258	50,569

Net earnings per diluted share attributable to Stewart	1.55	1.07	2.79	1.80
Diluted average shares outstanding (000)	28,491	28,200	28,386	28,069

Selected financial information:
Net cash provided by operations	92,645	76,121	116,146	67,656
Other comprehensive (loss) income	(1,922)	18,259	18,903	10,911

Third Quarter Domestic Order Counts:

Opened Orders 2025:	July	August	Sept	Total	Closed Orders 2025:	July	August	Sept	Total
Commercial	1,391	1,565	1,564	4,520	Commercial	1,443	1,514	1,521	4,478
Purchase	18,255	16,378	16,028	50,661	Purchase	12,601	12,016	11,592	36,209
Refinancing	6,620	6,961	8,818	22,399	Refinancing	4,113	4,096	4,569	12,778
Other	2,971	4,277	2,575	9,823	Other	2,060	1,834	1,953	5,847
Total	29,237	29,181	28,985	87,403	Total	20,217	19,460	19,635	59,312

Opened Orders 2024:	July	August	Sept	Total	Closed Orders 2024:	July	August	Sept	Total
Commercial	1,111	1,273	1,281	3,665	Commercial	1,140	1,318	1,336	3,794
Purchase	17,796	16,403	15,259	49,458	Purchase	12,382	12,217	10,991	35,590
Refinancing	6,017	7,077	7,826	20,920	Refinancing	3,617	4,016	4,133	11,766
Other	3,621	3,129	6,671	13,421	Other	4,304	2,142	1,779	8,225
Total	28,545	27,882	31,037	87,464	Total	21,443	19,693	18,239	59,375

STEWART INFORMATION SERVICES CORPORATION

CONDENSED BALANCE SHEETS

(In thousands of dollars)

	September 30, 2025	December 31, 2024
Assets:
Cash and cash equivalents	188,518	216,298
Short-term investments	44,647	41,199
Investments in debt and equity securities, at fair value	694,818	669,099
Receivables – premiums from agencies	41,065	36,753
Receivables – other	149,851	111,735
Allowance for uncollectible amounts	(9,183)	(7,725)
Property and equipment, net	84,341	87,613
Operating lease assets, net	109,255	102,210
Title plants	75,684	74,862
Goodwill	1,119,793	1,084,139
Intangible assets, net of amortization	158,059	173,075
Deferred tax assets	4,805	4,827
Other assets	183,898	136,060
	2,845,551	2,730,145
Liabilities:
Notes payable	446,141	445,841
Accounts payable and accrued liabilities	234,472	214,580
Operating lease liabilities	124,966	118,835
Estimated title losses	520,445	511,534
Deferred tax liabilities	37,617	28,266
	1,363,641	1,319,056
Stockholders’ equity:
Common Stock and additional paid-in capital	375,285	358,721
Retained earnings	1,125,293	1,089,484
Accumulated other comprehensive loss	(24,494)	(43,397)
Treasury stock	(2,666)	(2,666)
Stockholders’ equity attributable to Stewart	1,473,418	1,402,142
Noncontrolling interests	8,492	8,947
Total stockholders’ equity	1,481,910	1,411,089
	2,845,551	2,730,145

Number of shares outstanding (000)	28,020	27,764
Book value per share	52.58	50.50

STEWART INFORMATION SERVICES CORPORATION

SEGMENT INFORMATION

(In thousands of dollars)

Quarter Ended:	September 30, 2025				September 30, 2024
	Title	Real Estate Solutions	Corporate and Other	Total	Title	Real Estate Solutions	Corporate and Other	Total
Revenues:
Operating revenues	659,876	116,607	-	776,483	553,255	96,346	-	649,601
Investment income	14,787	32	-	14,819	13,588	38	-	13,626
Net realized and unrealized gains (losses)	4,236	-	1,378	5,614	4,757	-	(43)	4,714
	678,899	116,639	1,378	796,916	571,600	96,384	(43)	667,941
Expenses:
Amounts retained by agencies	299,523	-	-	299,523	233,980	-	-	233,980
Employee costs	191,598	16,094	3,529	211,221	176,225	14,104	3,533	193,862
Other operating expenses	97,482	86,479	1,204	185,165	85,853	68,634	1,159	155,646
Title losses and related claims	19,546	-	-	19,546	21,282	-	-	21,282
Depreciation and amortization	8,356	6,777	258	15,391	8,860	6,264	356	15,480
Interest	419	-	4,479	4,898	406	-	4,493	4,899
	616,924	109,350	9,470	735,744	526,606	89,002	9,541	625,149
Income (loss) before taxes	61,975	7,289	(8,092)	61,172	44,994	7,382	(9,584)	42,792

Nine Months Ended:	September 30, 2025				September 30, 2024
	Title	Real Estate Solutions	Corporate and Other	Total	Title	Real Estate Solutions	Corporate and Other	Total
Revenues:
Operating revenues	1,751,620	326,334	-	2,077,954	1,500,855	271,561	-	1,772,416
Investment income	43,643	90	-	43,733	40,746	87	-	40,833
Net realized and unrealized gains (losses)	8,059	-	1,335	9,394	11,387	-	(149)	11,238
	1,803,322	326,424	1,335	2,131,081	1,552,988	271,648	(149)	1,824,487
Expenses:
Amounts retained by agencies	773,012	-	-	773,012	634,083	-	-	634,083
Employee costs	549,634	45,266	10,340	605,240	495,943	39,904	10,140	545,987
Other operating expenses	272,241	243,494	3,870	519,605	247,371	193,703	3,816	444,890
Title losses and related claims	58,701	-	-	58,701	59,754	-	-	59,754
Depreciation and amortization	25,413	19,574	876	45,863	26,126	18,803	1,133	46,062
Interest	1,265	2	13,545	14,812	1,165	7	13,596	14,768
	1,680,266	308,336	28,631	2,017,233	1,464,442	252,417	28,685	1,745,544
Income (loss) before taxes	123,056	18,088	(27,296)	113,848	88,546	19,231	(28,834)	78,943

Appendix A

Non-GAAP Adjustments

Management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (GAAP) to analyze its performance. These include: (1) adjusted revenues, which are reported revenues adjusted for net realized and unrealized gains and losses and (2) adjusted pretax income and adjusted net income, which are reported pretax income and reported net income after earnings from noncontrolling interests, respectively, adjusted for net realized and unrealized gains and losses, acquired intangible asset amortization, and office closure costs and severance expenses. Adjusted diluted earnings per share (adjusted diluted EPS) is calculated using adjusted net income divided by the diluted average weighted outstanding shares. Adjusted pretax margin is calculated using adjusted pretax income divided by adjusted total revenues. Management views these measures as important performance measures of core profitability for its operations and as key components of its internal financial reporting. Management believes investors benefit from having access to the same financial measures that management uses.

Below are reconciliations of the non-GAAP financial measures used by management to the most directly comparable GAAP measures for the quarter and nine months ended September 30, 2025 and 2024 (dollars in millions, except shares, per share amounts and pretax margins, and amounts may not add as presented due to rounding).

	Quarter Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Chg	2025	2024	% Chg
Total revenues	796.9	667.9	19%	2,131.1	1,824.5	17%
Non-GAAP revenue adjustment:
Net realized and unrealized gains	(5.6)	(4.7)		(9.4)	(11.2)
Adjusted total revenues	791.3	663.2	19%	2,121.7	1,813.2	17%

Net realized and unrealized gains:
Net unrealized gains (losses) on equity securities fair value changes	4.3	4.5		9.9	11.2
Net gains from sale of property and equipment	1.2	-		0.8	-
Net losses from acquisition liability adjustments	-	-		(1.0)	-
Net (losses) gains on sale of securities investments	(0.1)	0.3		(0.5)	0.1
Other items, net	0.2	(0.1)		0.2	(0.1)
Total	5.6	4.7		9.4	11.2

Pretax income	61.2	42.8	43%	113.8	78.9	44%
Non-GAAP pretax adjustments:
Net realized and unrealized gains	(5.6)	(4.7)		(9.4)	(11.2)
Acquired intangible asset amortization	8.5	8.3		25.2	25.1
Office closure and severance expenses	0.4	0.4		1.0	2.7
Adjusted pretax income	64.5	46.8	38%	130.6	95.5	37%
GAAP pretax margin	7.7%	6.4%		5.3%	4.3%
Adjusted pretax margin	8.1%	7.1%		6.2%	5.3%

Net income attributable to Stewart	44.3	30.1	47%	79.3	50.6	57%
Non-GAAP pretax adjustments:
Net realized and unrealized gains	(5.6)	(4.7)		(9.4)	(11.2)
Acquired intangible asset amortization	8.5	8.3		25.2	25.1
Office closure and severance expenses	0.4	0.4		1.0	2.7
Net tax effects of non-GAAP adjustments	(0.9)	(1.0)		(4.4)	(4.3)
Non-GAAP adjustments, after taxes	2.4	3.0		12.4	12.3
Adjusted net income attributable to Stewart	46.7	33.1	41%	91.6	62.8	46%

Diluted average shares outstanding (000)	28,491	28,200		28,386	28,069
GAAP net income per share	1.55	1.07		2.79	1.80
Adjusted net income per share	1.64	1.17		3.23	2.24

	Quarter Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Chg	2025	2024	% Chg
Title Segment:

Revenues	678.9	571.6	19%	1,803.3	1,553.0	16%
Net realized and unrealized gains	(4.2)	(4.8)		(8.1)	(11.4)
Adjusted revenues	674.7	566.8	19%	1,795.3	1,541.6	16%

Pretax income	62.0	45.0	38%	123.1	88.5	39%
Non-GAAP pretax adjustments:
Net realized and unrealized gains	(4.2)	(4.8)		(8.1)	(11.4)
Acquired intangible asset amortization	2.8	2.8		8.4	8.5
Office closure and severance expenses	0.3	0.4		0.9	2.7
Adjusted pretax income	60.8	43.4	40%	124.2	88.3	41%
GAAP pretax margin	9.1%	7.9%		6.8%	5.7%
Adjusted pretax margin	9.0%	7.7%		6.9%	5.7%

Real Estate Solutions Segment:

Revenues	116.6	96.4	21%	326.4	271.6	20%

Pretax income	7.3	7.4	(1%)	18.1	19.2	(6)%
Non-GAAP pretax adjustment:
Acquired intangible asset amortization	5.8	5.5		16.8	16.6
Severance expenses	0.1	-		0.1	-
Adjusted pretax income	13.2	12.9	2%	35.0	35.9	(3)%
GAAP pretax margin	6.2%	7.7%		5.5%	7.1%
Adjusted pretax margin	11.3%	13.4%		10.7%	13.2%